Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our independent auditors’ report dated May 9, 2013 on the consolidated balance sheet as of December 31, 2012, and the related consolidated statements of operations, changes in stockholders’ deficit and cash flows for the year ended December 31, 2012, included in Andain, Inc.'s Form 10-K, into the Company’s previously filed registration statements on Form S-8 (File No. 333-175795 and File No. 333-183293).

/s/ Yarel + Partners, CPA

Jerusalem, Israel

May 9, 2013